Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-142182, 333-100648, and 333-61862), and Form S-8 (No. 333-157579, 333-151088, 333-151087, 333-153911, 333-148684, 333-145971, 333-143465, 333-142183 333-141819, 333-134687, 333-128396, 333-124856, 333-122718, 333-108767, 333-99729, 333-75406, 333-49656, 333-33464, 333-30518, 333-74343, 333-45425, and 333-04131) of Nuance Communications, Inc. of our report dated July 27, 2011, relating to the consolidated financial statements of SVOX AG which appears in the Current Report on Form 8-K/A of Nuance Communications, Inc. dated August 26, 2011.
PricewaterhouseCoopers AG

/s/ Michael Abresch, PhD
Zürich
August 25, 2011
/s/ Martin Kennard